TRANSACTION SCHEDULE
FROM 02/25/02 TO 04/25/02

                                               EXECUTED
DATE          ACCOUNT    TRANS     QUANTITY     PRICE

02-26-02      bcm        removed*    42,500         n/a
03-04-02      bamco      sl           5,000     18.9500
03-06-02      bcm        removed*    21,900         n/a
04-16-02      bcm        sl             100     21.2700
04-16-02      bcm        sl             700     21.2700
04-16-02      bcm        removed*    42,500         n/a










* Removed from BCM's discretionary management.